EXHIBIT 99.1

Certification of the Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with this quarterly report on Form 10-QSB (the “Report”) of Trans Continental Entertainment Group, Inc.  (the “Company”).  I, Mark Tolner, Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  March 14, 2003

     By:

/s/ Mark Tolner

Mark Tolner

Chief Executive Officer